EXHIBIT 10.4

¬CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

CONTRACT MANUFACTURING AGREEMENT (DRUG PRODUCT)

by and between

Nuvation Bio Inc.

and

Asymchem Life Science (Tianjin) Co., Ltd.

Table of Contents

Article 1	Definitions and Interpretation	1
Article 2	Contract Manufacturing Services	5
Article 3	Manufacturing	6
Article 4	Shipment, Storage and Delivery	10
Article 5	Price and Payment	13
Article 6	Quality	15
Article 7	Supervision and Compliance	16
Article 8	Representations and Warranties	17
Article 9	Confidentiality	20
Article 10	Intellectual Property Rights	21
Article 11	Audit	22
Article12	Insurance	22
Article 13	Breach and Indemnity	23
Article 14	Term and Termination	23
Article 15	Force Majeure	26
Article 16	Notice	26
Article 17	Governing Law and Dispute Resolution	27
Article 18	Miscellaneous	27
[***]		1
Schedule B [Deleted]		2
[***]		3
[***]		3
[***]		4

This CONTRACT MANUFACTURING AGREEMENT (this “Agreement”) is as of the last signature date below (the “Execution Date”) by and between:

（A） Nuvation Bio Inc., a company incorporated under the laws of Delaware with its registered address at 1500 Broadway, Suite 1401, New York, NY 10036, US (together with Nuvation Bio Inc.’s Affiliates, the “Client”);

（B） Asymchem Life Science (Tianjin) Co., Ltd., a limited liability company incorporated under the laws of the PRC with a unified social credit code of 911201167833075181 and with its registered address at 71 Seventh Avenue, Tianjin Economic-Technological Development Area (the “CMO”).

The Client and the CMO shall be hereinafter referred to individually as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, the Client is a pharmaceutical company primarily engaged in the research, development and commercialization of innovative medicine products, and is the marketing authorization holder of the AB-106 Product (as defined below) through itself and its certain Affiliate(s), and has obtained the legal production authorization of AB-106 API;

WHEREAS, the CMO possesses, or possesses through its certain Affiliate(s), the qualifications and conditions to provide the services of commercial pharmaceutical manufacturing and supply of the AB-106 Product to the Client;

WHEREAS, the Client desires to entrust the CMO to, and the CMO desires to accept such entrustment to, carry out the manufacturing and supply of the AB-106 Product for purpose of commercialization, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, through friendly consultation, upon true and full expression of their respective intents, and in accordance with the Civil Code of the People’s Republic of China and other relevant laws and regulations, the Parties, intending to be legally bound, agree as follows:

Article 1 Definitions and Interpretation

1.1 Principles of Construction. Unless otherwise expressly indicated, (i) references to an “Article” or “Schedule” are to the “Article” of or “Schedule” to this Agreement, except where specified otherwise, (ii) the word “including” shall be construed as “including without limitation”, (iii) references to a particular regulation or ordinance include all rules and by-laws thereunder and any prior or subsequent regulation, regulation, or ordinance, as amended or otherwise modified from time to time, (iv) words importing any gender include the other genders, (v) the word “or” is disjunctive but not necessarily exclusive, (vi) the word “will” shall be deemed to have the same meaning and effect as the word “shall”, (vii) references in this Agreement to a number of days are to calendar days, unless business days are specified, and (viii) references to a person include the successors and assigns of such person, unless prohibited by this Agreement.

1.2 Definitions. Unless the context otherwise requires, the following words, terms and phrases used in this Agreement shall have the meanings ascribed to them in this Article 1:

1.2.1 AB-106 Product: means the formulated drug product of the tyrosine kinase inhibitor targeting ROS1 and NTRK which obtains therapeutic effect via the ROS proto-oncogene 1 (ROS1), neurotrophic tyrosine receptor kinase

(NTRK) and/or anaplastic lymphoma kinase (ALK) and is used for all human therapeutic purposes relating to the diagnosis, prevention or treatment of any indication. The Client’s development code is AB-106, and the CMO’s project code is [***]. As of the Execution Date of this Agreement, the trade name of the AB-106 Product is Taletrectinib. For the avoidance of doubt, the trade name may be adjusted based on the actual approval obtained. The specific parameters of the AB-106 Product are set forth in Schedule A hereto.

1.2.2 AB-106 API: means the active pharmaceutical ingredient of AB-106 Product.

1.2.3 Confidential Information: shall have the meaning set forth in Article 9.1.

1.2.4 Background IP: shall have the meaning set forth in Article 10.1.2.

1.2.5 Agreement: shall have the meaning set forth in the preamble.

1.2.6 Force Majeure: shall have the meaning set forth in Article 15.1.

1.2.7 Force Majeure Party: shall have the meaning set forth in Article 15.1.

1.2.8 Product Specifications: means the standards for product delivery, the standards for product quality and other relevant standards set forth in the Quality Agreement, as may be amended from time to time by mutual agreement of the Parties subject to the Applicable Laws.

1.2.9 Preliminary Acceptance: shall have the meaning set forth in Article 4.4.

1.2.10 Greater China: means the territory of the People’s Republic of China, which for the purposes of this Agreement includes the mainland of China, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

1.2.11 Representatives: means, without limitation, the Affiliates of a Party, Third Parties acting on behalf of a Party, and such party’s employees, officers, directors, agents, financial or legal advisors, auditors and/or other consultants.

1.2.12 Third Party: means any individual or entity other than a Party or any of its Affiliates.

1.2.13 PO: shall have the meaning set forth in Article 3.1. The Affiliates of either Party may enter into PO with the other Party and its Affiliates in its name in accordance with this Agreement, in which case any PO will be incorporated into this Agreement by way of execution by both parties, and the Affiliates of both parties will be bound by all terms and conditions of this Agreement and related PO. For the avoidance of doubt, the Affiliates of the Client shall include but without limited to AnHeart Therapeutics (Hangzhou) Co., Ltd.

1.2.14 Business Day: means any day other than a Saturday, Sunday or any day on which commercial banks in the mainland of China are authorized or required by law to be closed.

1.2.15 Affiliate: means, with respect to a Party, any other entity that controls, is controlled by, or is under common control with such Party. For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of any entity, whether by the ownership of more than 50% of the voting security of such entity, by contract or otherwise.

1.2.16 Rolling Forecast: shall have the meaning set forth in Article 3.2.

1.2.17 Compliance Audit: shall have the meaning set forth in Article 11.2.

1.2.18 Regulatory Authority: means the regulatory authority, agency, bureau or other Governmental Authority having the power to regulate the research, development, manufacture, commercialization or other exploitation (including the grant of marketing authorization) of the AB-106 Product in a given jurisdiction.

1.2.19 Regulatory Approval: means, with respect to a product for a specific indication or as a part of a specific therapy, the approval for the commercial distribution, marketing, promotion, offering for sale, use, import, export or sale of such product in a certain jurisdiction, including, prior to the sale of such product for a specific indication or as a part of a specific therapy, separate pricing and reimbursement approval required by the Applicable Laws, and including: (1) with respect to the mainland of China, the approval of a new drug application required by the Measures for the Administration of Drug Registration (2020) (as amended from time to time) and the completion of marketing release by the marketing authorization holder; or (2) with respect to any jurisdiction in Greater China other than the mainland of China, the approval of a new drug application having the same effect as that described in (1) above.

1.2.20 Delivery Documents: shall have the meaning set forth in Article 4.4.

1.2.21 Receiving Party: shall have the meaning set forth in Article 9.1.

1.2.22 Client-Supplied Materials: shall have the meaning set forth in Article 2.6.

1.2.23 Contact Person：shall have the meaning set forth in Article 3.6.4.

1.2.24 Annual Forecast: shall have the meaning set forth in Article 3.2.

1.2.25 Batch or Batches: means a certain quantity of raw materials and excipients, packaging materials or finished AB-106 Products having the intended homogeneous quality and characters which are manufactured in a process or processes; in order to complete certain manufacturing operations, it may be necessary to divide a Batch into several lots, which may then be combined into a homogeneous Batch. In case of continuous manufacturing, a Batch must correspond to a defined quantity of the products manufactured having the intended homogeneous characters. The Batch size can be defined either by a fixed quantity or by the amount produced in a fixed time interval.

1.2.26 Batch Records: means all finally implemented manufacturing Batch documents and quality control records prepared in accordance with the GMPs that record the manufacture, packaging, quality inspection and release review of each Batch of drug products and contain the historical information pertaining to the quality of finished products with respect to any Batch of AB-106 Products manufactured pursuant to this Agreement.

1.2.27 Disclosing Party: shall have the meaning set forth in Article 9.1.

1.2.28 MOQ: shall have the meaning set forth in Article 3.1.

1.2.29 Execution Date: shall have the meaning set forth in the preamble.

1.2.30 Term: shall have the meaning set forth in Article 14.1.

1.2.31 Latent Defect: shall have the meaning set forth in Article 4.5.2.

1.2.32 Binding Requirements: shall have the meaning set forth in Article 3.2.

1.2.33 Definitive Aggregate Supply Price: shall have the meaning set forth in Article 5.4.2.

1.2.34 RMB or ¥: means the lawful currency of the People’s Republic of China.

1.2.35 Calendar Month: means each consecutive period of one (1) calendar month commencing on the first day of a month and ending on the last day of such month, which normally ranges from twenty-eight (28) days to thirty-one (31) days.

1.2.36 Calendar Year: means the period of time commencing on January 1 and ending on December 31; provided that the first Calendar Year shall commence on the Effective Date of this Agreement and end on December 31 of the applicable year and the last Calendar Year shall commence on January 1 of the applicable year and end on the date of expiration or termination of this Agreement.

1.2.37 Commercialization Cessation Event: shall have the meaning set forth in Article 14.2.5.

1.2.38 Commercially Reasonable Efforts: means [***] (a) in the case of Client, [***], and (b) in the case of CMO, [***].

1.2.39 Manufacturing Change: means a Change, as defined under the Quality Agreement.

1.2.40 Manufacturing Process: shall have the meaning set forth in Article 3.4.

1.2.41 Effective Date: shall have the meaning set forth in Article 14.1.

1.2.42 Facilities: means the site and facilities controlled or owned by the CMO that may be used for the manufacture of the AB-106 Products as set forth on Schedule E.

1.2.43 Applicable Laws: means the laws, regulations, directives, ordinances, instructions, rules or orders in any form issued by any Governmental Authority in connection with any activities hereunder which are or become effective as of the Execution Date of this Agreement or during the Term hereof, including any provisions, regulations, standards or other requirements of the Regulatory Authorities, including, without limitation, (a) the Drug Administration Law of the People’s Republic of China, the Regulations for the Implementation of the Drug Administration Law of the People’s Republic of China, the Measures for the Quality Supervision and Administration of the Distribution and Use of Drug Product, the Anti-Unfair Competition Law of the People’s Republic of China, (b) the U.S. Federal Food, Drug and Cosmetic Act and the regulations promulgated there to, (c) E.U. legislation for human medicines, including Directive 2001/83/EC, (d) the Japan Pharmaceutical and Medical Device Act, and (e) any rules, regulations, guidelines and regulatory standards relating to the foregoing (including GCPs, GLPs, GMPs and GSPs), or their subsequent amendments or replacements of any of the foregoing.

1.2.44 Down Payment: shall have the meaning set forth in Article 5.4.1.

1.2.45 CMO: shall have the meaning set forth in the preamble.

1.2.46 CMO Background IP: shall have the meaning set forth in Article 10.1.1.

1.2.47 Losses: shall have the meaning set forth in Article 13.3.

1.2.48 Client: shall have the meaning set forth in the preamble.

1.2.49 Client Background IP: shall have the meaning set forth in Article 10.1.2.

1.2.50 Client IP: shall have the meaning set forth in Article 10.2.1.

1.2.51 Contract Manufacturing Services: shall have the meaning set forth in Article 2.1.

1.2.52 Documents and Records: shall have the meaning set forth in Article 7.4.1.

1.2.53 Acceptance Review Period: shall have the meaning set forth in Article 4.5.

1.2.54 Good Manufacturing Practices or GMPs: means all applicable current Good Manufacturing Practices, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the International Conference on Harmonization’s Q7 guidelines, and (d) the equivalent Applicable Law in any relevant jurisdiction, each as may be amended and applicable from time to time.

1.2.55 Party or Parties: shall have the meaning set forth in the preamble.

1.2.56 Forecast: shall have the meaning set forth in Article 3.2.

1.2.57 Estimated Aggregate Supply Price: shall have the meaning set forth in Article 5.4.1.

1.2.58 Governmental Authority: means any governmental or regulatory department, authority, agency, bureau, court, council, commission, tribunal, division or other body, any business or similar entity controlled or owned (in part or in whole) by the government, including any state-owned company or enterprise, any international organization (such as the United Nations or the World Bank), and any political party in a given jurisdiction.

1.2.59 Quality Agreement: shall have the meaning set forth in Article 6.1.

Article 2 Contract Manufacturing Services

2.1 Contract Manufacturing. During the Term of this Agreement, the Client entrusts the CMO to manufacture the AB-106 Products at the CMO’s Facilities upon the terms and subject to the conditions set forth in this Agreement, and the CMO shall manufacture for the Client and supply to the Client (or its designee) the AB-106 Product in accordance with the Client’s requirements and the Applicable Laws, following the ordering procedures set forth in this Agreement, the Quality Agreement and the PO (the “Contract Manufacturing Services”).

2.2 Suppliers. The period during which the Client reviews and approves any external material suppliers if involved shall not be included in the delivery date. Any change to the suppliers shall be made in accordance with the Quality Agreement.

2.3 Subcontractor. The CMO shall not subcontract any of the activities or obligations hereunder to any Third Party without the prior written consent of the Client (except its Affiliates). Subject to the Client’s prior consent to the subcontracting, the CMO shall be liable to the Client for the performance of all relevant responsibilities and obligations by the subcontractor, and shall ensure that the contract between it and the subcontractor is consistent with the provisions of this Agreement to the extent applicable.

2.4 Facilities and Manufacturing Equipment. All AB-106 Products to be supplied by the

CMO to the Client under this Agreement shall only be manufactured and packaged at the Facilities of the CMO. The CMO’s Facilities shall be in compliance with the applicable provisions under the Quality Agreement and the Applicable Laws.

2.5 Exclusive Supply. CMO hereby covenants that it shall not manufacture AB-106 Products for any Third Party during the Term of this Agreement and for a period of [***] years after expiration or any termination of this Agreement (except as entrusted by the Client).

2.6 Client-Supplied Materials.

2.6.1. Subject to the terms and conditions in this Agreement, Client may supply to CMO AB-106 API or other materials to be used by CMO solely for the limited and express purpose of providing the Services hereunder (“Client-Supplied Materials”).

2.6.2. CMO shall inspect, handle and store all Client-Supplied Materials in accordance with Applicable Laws, applicable specifications, and any written instructions provided from Client.

2.6.3. CMO understands and undertakes that the Client-Supplied Materials will not be sold, transferred or otherwise distributed by CMO to any Third Party or used for any purpose other than performance of the Contract Manufacturing Services related to AB-106 API/ AB-106 Product without the prior written permission of an authorized representative of Client.

2.6.4. CMO shall, upon written request by Client, promptly return to Client or destroy Client-Supplied Materials, at Client’s reasonable expense.

2.6.5. The Parties shall use Commercially Reasonable Efforts to maintain at CMO an inventory of Client-Supplied Material of at least [***] months to meet the ongoing purchasing requirements of Client for AB-106 Product, unless otherwise expressly agreed upon by the Parties in a signed writing. The loss caused by the expiration of the Client-Supplied Material shall be borne by the Client.

Article 3 Manufacturing

3.1 Purchase Orders.

3.1.1 Formation of POs. The Client shall entrust the CMO to manufacture and supply the AB-106 Products by placing purchase orders (each, a “PO”) with the CMO, and the minimum order quantity (theoretical Batch size) for each PO shall be [***] (the “MOQ”). In each PO, Client shall state (a) the quantity of AB-106 Product ordered, (b) the unit of measure (i.e. bulk, bulk bottled or fully packaged AB-106 Product), and (c) the delivery location. The CMO shall, within [***] Business Days of the receipt of a PO, issue a written acceptance notice to the Client. The Parties acknowledge that the CMO shall not directly reject or fail to respond to any PO to the extent that [***]. If the CMO rejects without cause within the aforesaid time limit, the CMO [***]. If the CMO fails to respond to the PO within the aforesaid time limit, the CMO shall be considered to have accepted the PO in its entirety. Any PO for the AB-106 Products shall be issued to the CMO at least 180 days before the corresponding delivery date.

3.1.2 Cancellation and Change of POs. Once a PO has been formed, [***]. Either Party may request an adjustment to the quantity, delivery date and delivery place under the PO confirmed by the Parties by written notice to the other Party; provided that the [***].

For the avoidance of doubt, notwithstanding the foregoing, subject to the payment of the PO cancellation fee set forth below, the Client is entitled to unilaterally cancel any PO confirmed and signed by the Parties:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

*The signing date of the PO shall be the date when the CMO receives the PO placed by the Client and gives a written notice to the Client to accept the PO.

3.1.3 Additional Requirements. In addition to the formed POs, if the Client has any additional order requirements that exceed the Binding Requirements under the Forecast, the CMO shall use Commercially Reasonable Efforts to consider additional manufacturing arrangement and delivery dates based on its maximum manufacturing capacity at that time, unless such requirements already exceed the maximum manufacturing capacity of the CMO at that time.

3.1.4 Notification. During the Term of this Agreement, if the CMO encounters any material change that may affect the timely delivery of the AB-106 Products under a specific PO (including, without limitation, any change in the delivery schedule of raw materials, and any major deviation), the CMO shall immediately notify the Client thereof in writing and provide corresponding solutions to keep the Client informed of the project status at all times. If the scheduled delivery of the AB-106 Products is affected, the CMO shall be liable for the delay in delivery or the resulting supply shortage in accordance with this Agreement, and shall [***].

3.2 Forecast. The Client shall, by [***] of each Calendar Year, deliver to the CMO its forecast requirements for the following Calendar Year (the “Annual Forecast”) for reference only, and shall, on or prior to the [***] day of each Calendar Month, provide the CMO in writing with its rolling forecast requirements for the AB-106 Products for the following [***] Calendar Months, together with the forecast requirements for the AB-106 Products for each Calendar Month (the “Rolling Forecast”, together with Annual Forecast, the “Forecast”). Under such Rolling Forecast, the requirements for the AB-106 Products for the [***] Calendar Month through the [***] Calendar Month represent the firm requirements of the Client and shall be binding upon the Parties (the “Binding Requirements”); the requirements for the AB-106 Products for the [***] Calendar Month through the [***] Calendar Month shall be for planning purpose only and shall not have any binding effect. If the Client wishes to make any adjustment to the Binding Requirements, it shall notify the CMO in writing [***] Business Days in advance and the CMO shall use Commercially Reasonable Efforts to consider the adjustment request of the Client. Upon the written consent of the CMO to such adjustment, the updated Binding Requirements shall be binding upon the Parties.

3.3 Manufacturing Plan and Capacity.

3.3.1 Manufacturing Plan. The CMO shall, on or prior to the [***] day of each calendar quarter, provide the Client with a manufacturing plan for the following [***] Calendar Months in writing, which shall be prepared based on the effective POs and the Forecasts. Upon confirmation by the Client in writing, the CMO shall arrange manufacturing according to the manufacturing plan and deliver the AB-106 Products on schedule.

3.3.2 Manufacturing Capacity Data. The CMO shall, by [***] of each year, provide the Client with the data concerning maximum manufacturing capacity in the following Calendar Year, and notify the Client at least [***] months before any change in such data. For the avoidance of doubt, the data concerning annual maximum manufacturing capacity shall include necessary information such as the production quantity, storage quantity, maximum number of production Batches, and production shelf life of the AB-106 Products.

3.4 Manufacturing Management.

3.4.1 Responsibilities of the CMO. The CMO shall be solely responsible for the whole process including purchase and inspection of raw materials and other materials, and manufacture, packaging and factory release of the AB-106 Products (the “Manufacturing Process”). The CMO shall ensure that it is capable of supplying the AB-106 Products in a timely manner based on the Binding Requirements and POs placed by the Client and in compliance with this Agreement and the Quality Agreement.

3.4.2 Marketing Release of Drug Products. The Client shall establish rules and procedures for the marketing release of drug products to review the AB-106 Products to be released from the manufacturing Facilities by the CMO, which can only be released by the signature of the qualified person.

3.4.3 Supervision. The Client shall have the right to dispatch personnel to supervise the Manufacturing Process of the CMO [***]; provided that the normal manufacturing activities of the CMO are not affected. The dispatched personnel shall have the right to access and examine the original manufacturing records, inspection records and relevant ledgers. If the Client discovers any non-compliance of the Manufacturing Process with this Agreement, the Quality Agreement or the Applicable Laws during the supervision, the CMO shall rectify such non-compliance immediately upon reasonable notice. If the CMO refuses to rectify or fails to properly rectify the non-compliance, and as a result, the quality of the AB-106 Products fails to comply with the requirements set forth in Schedule A, the registration standards or the Product Specifications, the CMO shall bear the liability for product quality in accordance with the Quality Agreement and Article 4.5 of this Agreement.

3.4.4 Technical Processes. The CMO shall complete manufacturing by following the technical processes for the AB-106 Products set forth in Schedule C. The Parties agree and acknowledge that, the Client may from time to time request modifications to Schedule C, and both Parties shall negotiate separately on the revised content.

3.4.5 Inventory of AB-106 Product. The CMO shall manage inventory of the AB-106 Products on a first-expired, first-out basis and provide inventory management logs to ensure that the Client can obtain relevant information at any time. The CMO shall bear the obligation of timely notification and reminder, including inventory quantity and product shelf life.

3.4.6 Other Inventory. The CMO is also responsible for material inventory management, including raw materials, APIs, auxiliary materials, packaging materials, and ensuring the maintenance of stock available for the production and supply of AB-106 Products throughout the Term of this Agreement to meet the continuous purchase requirements of the Client. Notwithstanding any of the foregoing, CMO shall, based on Client’s Forecast, [***] to maintain an inventory of all auxiliary materials, packaging materials and any raw materials other than the AB-106 API of at least [***] months to meet the ongoing purchasing requirements of Client.

3.4.7 Remaining Shelf Life. CMO shall ensure that the remaining shelf life of any AB-106 Products delivered by the CMO under this Agreement be not less than [***] of the approved shelf life, if such approved shelf life is 36-month, and not less than [***] of the approved shelf life, if such approved shelf life is 24-month.

3.5 Supply Shortage.

3.5.1 The CMO shall notify the Client in writing within [***] Business Days after a shortage in supply of the AB-106 Products occurs or a potential supply shortage becomes foreseeable. The CMO shall [***] to (i) rectify the shortage as soon as practicable, and (ii) supply to the Client the ordered AB-106 Products during the period of shortage. Upon the rectification of shortage, the CMO shall provide the Client with an estimate of the time after which the CMO is able to normally fulfill the Client’s POs.

3.5.2 Without limiting any other provision herein, [***].

3.5.3 If the CMO fails to supply any agreed quantity of the AB-106 Products under this Agreement or valid POs for [***] days due to shortage in the supply of the AB-106 Products, which is due to reasons not attributable to Client (except for force majeure), the CMO shall [***].

3.6 Communication and Reporting.

3.6.1 In order to ensure that the manufacturing tasks hereunder are carried out smoothly in the agreed quality and quantity and within the agreed time, the CMO shall report (in the form of [***] reports) to the Client on [***] basis during the implementation of the project, and such report shall include, without limitation, the manufacturing schedule for the existing POs, the estimated delivery time, the issue summary, the manufacturing schedule for [***], and [***] inventory report for the previous Calendar Month’s Client-Supplied Materials/supply provided no later than the third working day of [***]. The Client shall organize [***] meetings (including on-site meetings or telephone conferences) of the relevant parties to discuss the current project progress and the issues to be addressed. Meetings can be convened at any time in emergency situations.

3.6.2 The Client shall be entitled to make comments on the form and contents of the [***] reports used for communication and reporting. Upon confirmation by the Parties through consultation, the CMO shall report and display the relevant information truthfully.

3.6.3 The Client shall be entitled to check the manufacturing progress, Manufacturing Change status and original records, access the summary reports and materials in soft copy, and request the CMO to provide all the relevant and authentic original data.

3.6.4 To facilitate the communication, the Client appoints both [***] and [***] (email address: [***] as its contact persons (the “Contact Person”) to issue instructions and give feedback to the CMO on behalf of the Client. With respect to the reporting and communication or change of plan or schedule involved in the project implementation, the CMO shall report to the Contact

Person by email; if the Contact Person gives his/her approval within [***] Business Days of the receipt of the report, it shall be deemed that the Client has approved the relevant report; if the Contact Person disapproves or fails to provide any feedback within [***] Business Days of the receipt of the report, it shall be deemed that the Client does not approve the relevant report.

Article 4 Shipment, Storage and Delivery

4.1 Storage. After the manufacture of the AB-106 Products has been completed before the delivery date under a specific PO, the CMO shall, upon instruction of the Client, store such Batch of AB-106 Products in conditions that are appropriate for the storage of the AB-106 Products and in compliance with the requirements of the Applicable Laws and the Quality Agreement, until the Client issues an instruction regarding the shipment and/or delivery of such Batch of AB-106 Products. For any storage period not in excess of [***] Calendar Months, the CMO agrees not to additionally charge the Client for the storage of the AB-106 Products; remaining shelf life shall not be included during the storage period; for any storage period in excess of the foregoing free storage period, the CMO will charge the Client as follows: [***].

4.2 Shipment.

4.2.1 Upon the completion of factory release of the AB-106 Products manufactured by the CMO, the Client shall, by itself or designated third party, be responsible for the shipment of the AB-106 Products.

4.2.2 The CMO shall provide relevant information such as the shipping specifications and packaging requirements for the AB-106 Products.

4.2.3 [***] shall be responsible for freight costs and cargo insurance of AB-106 Products from Facilities on an EXW (Incoterm 2020) basis. [***] shall make AB-106 Products available for pick-up at Facilities and facilitate loading of AB-106 Products onto [***] designated transportation provider.

4.3 Delivery. The CMO shall deliver the AB-106 Products to the Client or its designee on an EXW (Incoterm 2020) basis at the CMO’s Facilities in accordance with the instructions of the Client. Title, risk of loss and risk of damage to the AB-106 Products shall pass to the Client or its designee [***]. Notwithstanding the foregoing, CMO will only invoice Client for such delivered AB-106 Product following Preliminary Acceptance (as such term is defined in Article 4.4 hereof) by the Client or its designee. The specification of the AB-106 Products manufactured by the CMO shall be in compliance with the Product Specifications set forth in the Quality Agreement confirmed by the Parties in writing (subject to the Quality Agreement entered into by the Parties).

4.4 Preliminary Acceptance. The CMO shall perform strict inspection of the AB-106 Products before they leave the manufacturing Facilities, and shall provide the certificate of analysis (COA) in accordance with the requirements of the Applicable Laws. The Client or its designee will check the type, specification, quantity of the AB-106 Products and the type and quantity of the Delivery Documents against the PO on site at the place of delivery. Upon confirmation of conformance, [***]. For the avoidance of doubt, subject to Applicable Law, (i) in the event that the CMO performs the delivery to the Client’s designee, the accompanying bills, warehouse seal, the consignor’s signature (handwritten/printed) delivered by the CMO should be the Client or its designee, not any Third Party or the CMO; (ii) such transportation documents, including logistics waybills, express waybills and other similar documents, shall indicate that the Client or its designee is the supplier, in the event that the CMO is required to be specified as the consignor or carrier. The Client or its designee shall not refuse or delay in acceptance of AB-106 Products without reasons, otherwise it shall be deemed that the Preliminary Acceptance has been completed by the Client.

4.5 Subsequent Acceptance and Notification.

4.5.1 Acceptance Review Period. The Client shall, within [***] Business Days of the receipt of the AB-106 Products at Client’s designated facility set forth in the PO (the “Acceptance Review Period”), inspect the quality of such Batch of AB-106 Products and/or the Delivery Documents and notify the CMO in writing whether such Batch complies with the Product Specifications confirmed by the Parties and other quality requirements set forth in the Quality Agreement. If the CMO receives a notice from the Client confirming the compliance of a certain Batch with the Product Specifications confirmed by the Parties and other quality requirements set forth in the Quality Agreement, or the Client fails to reply during the Acceptance Review Period, the Client shall be deemed to have accepted such Batch of AB-106 Products and/or the Delivery Documents.

4.5.2 Latent Defect. If there is any latent defect (the “Latent Defect”) that cannot be discovered upon on-site inspection at the delivery place or by normal method of inspection/review during the Acceptance Review Period, the Client may notify the CMO in writing within [***] Business Days upon the discovery of such Latent Defect. Upon receipt of such notice from the Client, the CMO shall take necessary and reasonable actions pursuant to the Client’s instructions (including, without limitation, return, replenishment, replacement and price reduction); [***]. For avoidance of doubt, the Latent Defect shall include, without limitation, defective products in [***].

4.5.3 Dispute. If the Parties disagree on whether there is any Latent Defect in the AB-106 Products and no agreement can be reached through consultation, a duly qualified and independent Third-Party laboratory mutually agreed by the Parties shall review the manufacturing records and data generated in the manufacturing process of the AB-106 Products and/or the formation of the Delivery Documents, and perform comparison test and/or analysis of the samples of the AB-106 Products at issue. The test result issued by such independent Third-Party laboratory shall be final and binding. Unless otherwise agreed by the Parties in writing, the expenses incurred in connection with such testing and review shall be [***]; otherwise, such expenses shall be [***].

4.5.4 Obligation of Notification. If the CMO discovers any Latent Defect in any of the AB-106 Products delivered to the Client, or the CMO has reasonable grounds to believe that such delivered AB-106 Products have any quality, safety or efficacy problem, the CMO shall promptly (but in no event later than [***]) notify the Client of such discovery and negotiate with the Client to address such issue.

4.6 Return, Replacement and Replenishment. After notifying the CMO of any Latent Defect in accordance with Article 4.5, the Client may request the CMO to take one or more of the following actions:

4.6.1 Return. The CMO shall bear the costs incurred by the Client or a Third Party directed by the Client in connection with the transport of the AB-106 Products with Latent Defect to the location designated by the CMO, and shall refund the payment for the returned AB-106 Products to the account of the Client within [***] Business Days of the receipt of such AB-106 Products with Latent

Defect and the red-letter special VAT invoice issued by the Client for such AB-106 Products. If the Client chooses to return the AB-106 Products, the Client may also instruct the CMO to destroy the AB-106 Products with Latent Defect at the cost of the CMO;

4.6.2 Replacement. The CMO shall bear the costs incurred by the Client or a Third Party directed by the Client in connection with the transport of the AB-106 Products with Latent Defect to the location designated by the CMO, and shall deliver an equivalent quantity of AB-106 Products without any Latent Defect to the Client or the Third Party directed by the Client within [***] Calendar Months of the receipt of such AB-106 Products with Latent Defect;

4.6.3 Replenishment. Subject to the consent of the CMO, the CMO shall make a replenishment delivery to the Client or a Third Party directed by the Client based on the quantity of AB-106 Products with Latent Defect as notified by the Client, within two (2) Calendar Months of the receipt of a notice from the Client stating that the AB-106 Products have a Latent Defect.

4.6.4 Replacement of Entire Batch. The Parties acknowledge and agree that, if, at delivery, or during the Acceptance Review Period, or during the commercialization, certain Batch of AB-106 Products is deemed defective (i.e., not conforming to the Product Specifications of AB-106 Products or is subject to an investigation that prevents AB-106 Products from being released), then [***]. If the Client decides to have such Batch replaced by the CMO, the CMO shall deliver a new Batch of AB-106 Products to the Client or the Third Party directed by the Client within the timeframe agreed by the Parties.

4.6.5 Assumption of Costs. For the avoidance of doubt, all costs incurred by the CMO in taking the above actions shall be [***]. The actions taken by the Client under this Article shall be without prejudice to the right of the Client to claim the liability for breach against the CMO in accordance with other provisions of this Agreement. For the avoidance of doubt, the CMO shall [***] under this Article.

4.7 Delay in Delivery.

4.7.1 If the CMO fails to deliver the AB-106 Products to the Client in accordance with Article 4.1 to Article 4.3 by the agreed delivery date set forth in the PO or other delivery date confirmed by both Parties in writing due to any reason not attributable to the Client (other than Force Majeure) described in Article 15, then Client shall be entitled to request the CMO [***] to accelerate the manufacture and delivery of the AB-106 Products, [***]:

(i) [***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(ii) [***].

4.7.2 If the delivery has been delayed for [***] days or more, Client shall be entitled to terminate this Agreement in accordance with Article 14.3.1 hereof.

4.7.3 For the avoidance of doubt, if the above plan is [***].

Article 5 Price and Payment

5.1 Supply Price. The price for the supply of the AB-106 Products by the CMO to the Client (the “Supply Price”) shall be determined in accordance with Schedule D to this Agreement. For the avoidance of doubt, the Supply Price shall be [***]. For the avoidance of doubt, [***].

5.2 Adjustment of [***].

5.2.1 If [***] the Parties agree [***]. Once the Parties reach an agreement on [***], the Parties shall enter into a written supplemental agreement upon mutual consultation. The [***] shall become effective upon the execution of the supplemental agreement by the Parties and be binding upon the Parties; provided, however, that [***]. The Parties acknowledge that [***].

5.2.2 If [***]. If the Parties [***], and the Parties shall, [***]. Once the Parties reach an agreement on the adjustment of the Supply Price, the Parties shall enter into a supplemental agreement upon mutual consultation. [***] shall become effective upon the execution of the supplemental agreement by the Parties and be binding upon the Parties; provided, however, that [***].

5.2.3 The Client shall have the right to [***] in accordance with Article 11.1 of this Agreement [***].

5.3 Cost Reduction Efforts.

5.3.1 The CMO and the Client shall cooperate reasonably with each other to achieve continuous reduction of the manufacturing costs of the AB-106 Products. The CMO shall make all Commercially Reasonable Efforts to reduce the manufacturing costs of the products to be provided to the Client during the Term of this Agreement. The Client agrees to collaborate with the CMO to timely evaluate supply chain or other cost reduction plans and implement improvements thereon to facilitate the reduction of the unit cost of the AB-106 Products.

5.3.2 Upon reasonable request of the Client, the CMO will provide the Client with feasible improvement plans and further negotiate with the Client whether and how to implement such plans.

5.4 Payment Schedule.

5.4.1 [***]. The Client shall [***]. The Special VAT invoice shall only be applied to Chinese Market.

5.4.2 Payment upon Acceptance. Upon completion of Preliminary Acceptance of the AB-106 Products under each PO by the Client pursuant to Article 4.4, the CMO shall issue to the Client an invoice in an amount equivalent [***]. The Client shall make the payment of the undisputed invoiced amount within [***] natural days after receipt and confirmation of the invoice with no error. For the avoidance of doubt, the payment made by the Client in accordance with this Article 5.4.2 shall not be deemed as the full fulfillment by the CMO of the responsibilities for the quality of that Batch of the AB-106 Products; the CMO shall continue to have relevant responsibilities and obligations in accordance with this Agreement (including but not limited to Articles 4.5.2 and 4.5.3 hereof) and the Quality Agreement. The Special VAT invoice shall only be applied to Chinese Market.

5.4.3 Dispute over Invoiced Amount. In case of any dispute over the invoiced amount, the Client shall pay the undisputed part first. The Parties shall negotiate amicably and in good faith to confirm the disputed amount as soon as possible.

5.4.4 Taxes. The Supply Price specified in this Article 5 and Schedule D is exclusive of tax. The VAT rate applicable to the CMO in respect of the Contract Manufacturing Services under this Agreement to Chinese Market only shall be [***] unless such rate is adjusted by the Applicable Laws or the relevant policy. The VAT invoice issued by the CMO to the Client shall be in the amount to which the above VAT rate has been applied on the top of the Supply Price (only applied to Chinese Market). Except for the foregoing, each Party shall be liable for all taxes legally assessable against it arising from any payment received under this Agreement, including income, applicable sales or use, goods and services, value added and consumption or other similar fees or taxes. If Applicable Law requires the withholding of taxes, then the payor will subtract the amount thereof from the payments or amounts due under this Agreement and remit such withheld amount to the relevant Governmental Authority in a timely manner. For the avoidance of doubt, the payor’s remittance of such withheld taxes, together with payment to the payee of such remaining payments will constitute the payor’s full satisfaction of such payments under this Agreement.

5.5 Payment Account and Invoicing Information.

5.5.1 The information of the bank account of the Client is as follows:

Applicable to outside Chinese Market:

Nuvation Bio Inc.

Account Name: [***]

Bank Name: [***]

Account Number: [***]

Taxpayer Identification Number: [***]

Contact Number: [***]

Contact Address: [***]

Applicable to Chinese Market:

Account Name: [***]

Bank Name: [***]

Account Number: [***]

Taxpayer Identification Number: [***]

Contact Number: [***]

Contact Address: [***]

5.5.2 The information of the bank account of the CMO is as follows:

Applicable to outside Chinese Market:

Payee Bank：[***]

SWIFT: [***]

BENEFICIARY’S BANK：[***]

SWIFT: [***]

BENEFICIARY: [***]

BENEFICIARY A/C NO: [***]

Applicable to Chinese Market:

Account Name: [***]

Bank Name: [***]

Account Number: [***]

Taxpayer Identification Number: [***]

Contact Number: [***]

Contact Address: [***]

Article 6 Quality

6.1 Quality Management. The Parties shall enter into a quality agreement (the “Quality Agreement”) (applicable to AB-106 Products). The CMO shall supply the products in strict compliance with all the requirements specified in the Quality Agreement, including but not limited to quality requirements, adverse event handling and regulatory compliance requirements. The CMO shall establish a well-conducted product quality system.

6.2 Manufacturing Change.

6.2.1 If any Manufacturing Change is required by any Applicable Law or Governmental Authority to any AB-106 Product or its process, the Parties shall negotiate a plan as soon as possible to implement such Manufacturing Change, with the costs of making the change arising therefrom to be borne by [***]. For the avoidance of doubt, if any Manufacturing Change is required by any Governmental Authority to be made due to [***], the costs of making the Manufacturing Change arising therefrom shall be borne by [***].

6.2.2 The Client may request a Manufacturing Change to the AB-106 Products by giving a prior written notice to the CMO, and the Parties shall then negotiate a plan as soon as possible to implement such Manufacturing Change, with the costs of making the Manufacturing Change arising therefrom to be borne by the Client.

6.2.3 In the event of [***] due to a Manufacturing Change, [***].

6.3 Recall. The Client shall have all rights to decide whether to recall any Batch of the AB-106 Products, and the CMO shall provide reasonable and necessary cooperation as instructed by the Client. Any expenses arising out of any product recall shall be borne by the Client; provided, however, that if any Batch of the AB-106 Products is recalled by the Client due to [***], the relevant expenses shall be borne by the CMO, and the CMO shall [***]. If the Parties disagree on the quality issue resulting in, or the entity responsible for, the recall of the AB-106 Products, the Parties shall resolve the disagreement in accordance with Article 17.2 of this Agreement.

6.4 Conflicts. The Parties agree that in case of any conflict between this Agreement and the Quality Agreement, the Quality Agreement shall prevail solely with respect to quality matters, and this Agreement shall prevail with respect to all other matters.

Article 7 Supervision and Compliance

7.1 Drug Manufacturing License. The Client and the CMO shall submit this Agreement, together with other necessary materials to the Regulatory Authority for the application for the Client’s Drug Manufacturing License (Class B) for the AB-106 Products and the change of the CMO’s Drug Manufacturing License (Class C) respectively (this requirement is only applied to Mainland China Market). The CMO shall provide assistance and support for such application(s), including but not limited to providing written materials required for the application and cooperating with the Regulatory Authority with respect to on-site inspection etc.

7.2 Inspection. If any Regulatory Authority intends to inspect the AB-106 Products and sites, the CMO shall notify the Client within [***] Business Days after receiving notice of such visit or inspection, and provide a copy of such notice to the Client. The Client or its designees shall have the right to be present at and participate in such visit or inspection. Fees and expenses associated with such visit or inspection shall be borne by [***]. If any Regulatory Authority intends to conduct any visit or inspection of the Client in relation to the AB-106 Products, the CMO shall provide the Client with such support as may be reasonably necessary upon the request of the Client.

7.3 Regulatory Letter.

7.3.1 The CMO shall provide the Client with a copy of any letter or other documentation from the Governmental Authority regarding the AB-106 Products and sites within [***] Business Days after its receipt thereof, including but not limited to (i) inspection of the Facilities in terms of GMPs; (ii) recall, exit from market or rectification of the AB-106 Products; and (iii) any regulatory opinion on the AB-106 Products.

7.3.2 Before submitting any reply/response to the Governmental Authority in respect of the AB-106 Products, the CMO shall provide the Client with a copy of each such response for the Client’s review and comments. Where the Client comments on such response in a timely manner, the CMO shall accept such comments and revise accordingly. The CMO shall not submit to any Governmental Authority any reply/response in respect of the AB-106 Products which [***].

7.3.3 If the Client receives any regulatory letter or opinion from any Governmental Authority in respect of the AB-106 Products requiring a response or action to be taken, the CMO will promptly provide to the Client, within the time limit required by the applicable Governmental Authority, any such data or information under its control or in its possession as necessary to prepare the Client for any response relevant to the AB-106 Products, and the CMO will fully cooperate with the Client in preparing such response.

7.4 Batch Records.

7.4.1 The CMO shall, pursuant to the requirements of the Applicable Laws and the Quality Agreement, prepare and keep all materials, data, information, results,

analyses, findings, recommendations and documents (collectively, the “Documents and Records”) related to the Contract Manufacturing Services for each Batch of the AB-106 Products at the time when the relevant activities take place, including but not limited to the Batch Records, and all other documents and records, whether stored in hard copy or electronically, related to the manufacture, packaging and quality activities of the AB-106 Products. The CMO shall ensure the authenticity, completeness and traceability of the Documents and Records. The Client or its designee may review such Documents and Records in the Facilities upon [***] Business Days’ prior written notice given by the Client to the CMO.

7.4.2 CMO will retain complete records related to AB-106 Products per CMO’s procedures and will arrange a transfer of this documentation to Client upon [***]. CMO will not destroy any documentation related to AB-106 Products without approval by the Client.

7.4.3 The CMO shall, upon completion of the Documents and Records, provide the Documents and Records to the Client promptly as per the requirements of the Client. The CMO shall not use the Documents and Records other than for the purposes specified in this Agreement and shall not directly or indirectly provide or sell the Documents and Records to any Third Party or permit any Third Party to access such Documents and Records in any form.

7.5 Conflicts. The Parties agree that, to the extent applicable, in case of any conflict between this Article and the Quality Agreement, the provisions of the Quality Agreement shall prevail.

Article 8 Representations and Warranties

8.1 Representations and Warranties of the Parties. Each Party represents and warrants to the other Party that, as of the Effective Date of this Agreement:

8.1.1 It is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and it has full power, authority and capacity to enter into this Agreement and perform its obligations hereunder;

8.1.2 It is duly authorized to execute and deliver this Agreement and perform its obligations hereunder, and the person performing this Agreement on its behalf has been duly authorized by all necessary corporate, entity or partnership actions;

8.1.3 This Agreement upon being signed is legally binding upon it and enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding (whether oral or written) to which it is a Party or by which it may be bound, or violate any laws or regulations of any court, governmental or administrative or other authorities having jurisdiction over it; and

8.1.4 No litigation, arbitration or other judicial or administrative proceeding is pending or, to its knowledge, threatened by any person which would affect its ability to perform the obligations under this Agreement.

8.2 Representations and Warranties of the CMO. The CMO further represents and warrants to the Client that, as of the Effective Date and throughout the Term of this Agreement:

8.2.1 There is no conflict of interests on the part of the CMO that might render it impossible for the CMO to perform its obligations under this Agreement;

8.2.2 Its performance of the obligations hereunder, including but not limited to its obligation to complete the manufacture and supply of the AB-106 Products and to authorize the Client to use the CMO Background IP, will not infringe upon the intellectual property rights or other legitimate rights and interests of any Third Party;

8.2.3 It has all such licenses, approvals and permits as necessary for the conduct of its operations and business and the manufacture and supply of the AB-106 Products for and to the Client, and such licenses, approvals and permits will remain valid during the Term of this Agreement;

8.2.4 It is equipped with the conditions for carrying out drug manufacturing activities as required by the Applicable Laws, including but not limited to having manufacturing premises, environmental conditions, manufacturing equipment and professional and technical personnel commensurate with the drug products to be manufactured; having the institution or dedicated inspection personnel and testing equipment capable of testing the quality of the drug products to be manufactured; having management system which can ensure the drug quality; having the after-sales service capability commensurate with the drug products to be manufactured; and meeting the requirements set forth in documents on product development and manufacturing processes;

8.2.5 It shall have and maintain Facilities, equipment and personnel relating to the Contract Manufacturing Services hereunder and maintain the same in good working condition in accordance with all Applicable Laws;

8.2.6 It shall manufacture, process, package, transport, handle, store, dispose of and otherwise handle the AB-106 Products (i) in accordance with this Agreement and the Quality Agreement; (ii) in accordance and compliance with the Applicable Laws and GMPs; and (iii) in accordance and compliance with any applicable standards set forth in the PRC laws and regulations on medicine administration and applicable industry technical specifications;

8.2.7 It will perform its obligations in accordance with this Agreement and the Quality Agreement, including but not limited to quality management, purchasing management, recording, non-conforming product control, major quality accident reporting, adverse event handling and product recall;

8.2.8 It complies and will continue to comply, and shall cause its Representatives to comply, with: (a) applicable anti-bribery laws, including the anti-bribery laws of the PRC and the U.S. Foreign Corrupt Practices Act; (b) applicable international trade laws and sanctions, including all trade, export control, financial sanction or anti-boycott laws enforced by the United Nations Security Council; and (c) Applicable Laws and national and industry standards for contract manufacturing and manufacturing of medicine;

8.2.9 It has made to the Client a true, complete and accurate disclosure of all intellectual property and Third Party intellectual property that relate to its activities under this Agreement, and there is no intellectual property or Third Party intellectual property owned or controlled by it which is not known to the Client;

8.2.10 It has not encountered and will not encounter any major financial issue that would result in a suspension of the provision of the Contract Manufacturing Services to the Client, and has [***] after the signing of this Agreement; and

8.2.11 There are no outstanding agreements, assignments, licenses, liens or other encumbrances that are inconsistent with the provisions of this Agreement or that might affect the CMO’s obligations hereunder.

8.3 Product Warranty. With respect to the AB-106 Products delivered by the CMO hereunder, the CMO hereby represents and warrants to the Client that:

8.3.1 The AB-106 Products delivered are free and clear of any lien or other defects in title;

8.3.2 The AB-106 Products delivered are in full compliance with the quality requirements and applicable specifications; the CMO has manufactured, handled, packaged, stored and shipped the AB-106 Products in accordance with the Applicable Laws, the GMPs and the Quality Agreement;

8.3.3 The manufacture of the products is completed within the Facilities; and

8.3.4 The products are not defective or adulterated.

8.4 Warranties of the Client. The Client hereby represents and warrants to the CMO that:

8.4.1 The Client shall be responsible for the authenticity, accuracy and legality of the documents and materials provided by it, including but not limited to technical data of process development, technical data of analysis and other relevant information. The Client shall also [***] that none of the documents, materials and information provided by it will infringe upon any intellectual property rights or other legitimate rights and interests of any Third Party.

8.4.2 The Client shall ensure the authenticity and validity of the Compound Health Data Collection Sheet provided by it. If no relevant specific data is available for the time being, the Client shall ensure that the relevant data will be notified to the CMO immediately after receipt thereof.

8.4.3 Any update, if any, to the data that has been provided by the Client shall be promptly provided to the CMO. If the updated data of the Client fails to be provided to the CMO in a timely manner, which increases the cost of the CMO for accomplishing the items hereunder, the additional cost incurred shall be borne by the Client.

8.4.4 The Client shall pay the amounts hereunder in full and on time in accordance with the provisions of this Agreement and POs.

8.5 Limitation on Liability. To the maximum extent permitted by the Applicable Laws, except as specifically provided in this Agreement, in no event shall the indemnified party hold the indemnifying party liable under any contract, tort (including negligence), strict liability, or any laws applicable to it for any indirect, special, incidental, consequential or exemplary damages, or loss of profits/revenues, even if such damages are foreseeable or the Party has been advised of the possibility thereof. Provided, however, that the foregoing limitations on liability shall not apply to: [***]

Article 9 Confidentiality

9.1 Confidential Information. For the purpose of this Agreement, “Confidential Information” means all information disclosed by either Party and its Affiliates (the “Disclosing Party”) to the other Party and its Affiliates (the “Receiving Party”) for the purpose of performance of this Agreement, including, without limitation, (i) know-how, data, specifications, documents, technology, technical processes, product formulas, materials, product samples, equipment, prices, business strategies, business plans, business operations or other information disclosed by the Disclosing Party directly or indirectly to the Receiving Party, (ii) information furnished to the Receiving Party by any Representative, employee or agent of the Disclosing Party, (iii) information acquired by the Receiving Party through observations, interviews or otherwise during its visits to the Disclosing Party’s facilities, (iv) information or other work products developed by the Parties in the course of performance of this Agreement, and (v) information which the Disclosing Party has an obligation of confidentiality to a Third Party. For the avoidance of doubt, as between the Client and the CMO, all technology, materials and information involved in the Contract Manufacturing Services hereunder, including, without limitation, the AB-106 Products, shall be deemed as the Confidential Information of the Parties and shall not be disclosed to any Third Party, unless otherwise provided in this Agreement.

9.2 Obligation of Confidentiality. The Receiving Party shall be subject to the following obligation of confidentiality:

9.2.1 The Receiving Party shall keep the Confidential Information strictly confidential, and shall not disseminate, disclose or communicate the Confidential Information to any Third Party or any persons not authorized under this Agreement;

9.2.2 The Receiving Party shall not use the Confidential Information for any purpose other than for the performance of this Agreement;

9.2.3 The Receiving Party shall limit access to and use of the Confidential Information to its Representatives who have an actual need to know the Confidential Information, and shall ensure that its Representatives who have access to the Confidential Information are subject to the same obligation to protect the Confidential Information as the Receiving Party;

9.2.4 Upon rescission or termination of this Agreement, or at any time requested by the Disclosing Party, the Receiving Party shall destroy or return to the Disclosing Party the Confidential Information (including copies thereof) and delete all electronic copies of such Confidential Information.

9.3 The obligation of confidentiality under Article 9.2 shall not apply to the Confidential Information which the Receiving Party can prove: (i) was in the possession of the Receiving Party prior to the Execution Date of this Agreement as can be shown by written evidence; (ii) has entered the public domain other than through a breach of this Agreement; or (iii) has been duly disclosed to the Receiving Party by a Third Party who has the right to do so before it was received, directly or indirectly, from the Disclosing Party, and the Receiving Party is not under any obligation of confidentiality to such Third Party.

9.4 If the Receiving Party is required by the Applicable Laws or by orders of any court or Governmental Authority to disclose the Confidential Information, the Receiving Party shall have the right to do so; provided that the Receiving Party shall first promptly notify the Disclosing Party of such requirement and shall limit the scope of such disclosure as much as possible under the Applicable Laws.

Article 10 Intellectual Property Rights

10.1 Background IP:

10.1.1 The CMO has full rights to the patents, know-how, technical secrets and other intellectual property which are owned by the CMO prior to the execution of this Agreement and which are intended to be applied to the Contract

Manufacturing Services under this Agreement (the “CMO Background IP”). Solely for the purpose of further commercialization of the AB-106 Products under this Agreement, [***].

10.1.2 The Client has full rights to the know-how and other intellectual property related to the AB-106 Products hereunder which are owned or entitled to be used by the Client prior to the execution of this Agreement (the “Client Background IP”, together with the CMO Background IP, each as the “Background IP”). Subject to the provisions of this Agreement, the Client hereby grants to the CMO a non-exclusive, Greater China-wide, royalty-free, non-sublicensable and non-transferable license, to use the Client Background IP related to the AB-106 Products under this Agreement for the purpose of performing the Contract Manufacturing Services under this Agreement.

10.1.3 Each Party represents and warrants to the other Party that none of the Background IP provided by it infringes the intellectual property rights of any Third Party, otherwise any liabilities arising therefrom shall be borne by such Party.

10.2 Arising Intellectual Property. All inventions created, conceived or produced by either Party or based on the performance of any activities under this Agreement and all know-how, patent rights and other intellectual property resulting therefrom shall be vested as follows:

10.2.1 The Client shall solely own the following intellectual property (the “Client IP”): which is [***]; and

10.2.2 The CMO shall solely own the following intellectual property, other than the Client IP, which is created, conceived or generated solely by the CMO at the CMO’s sole cost and expense and applied for the purpose of this Agreement (the “CMO IP”): [***]. The [***].

10.3 Maintenance of Intellectual Property. For the intellectual property solely owned by either Party as specified in this Article 10, such Party shall have the right, at its sole discretion, to prosecute, maintain, claim or bring litigation with respect to such intellectual property. The other Party shall not directly or indirectly, by itself or through a Third Party, by act or omission, challenge or in any way prejudice the rights of the Party owning the intellectual property to its intellectual property. Notwithstanding the foregoing, if either Party finds or becomes aware that the intellectual property of other Party infringes upon, or is infringed upon by, a Third Party, such Party shall immediately notify the other Party and, to the extent reasonably possible, provide assistance and support to the other Party.

10.4 Reservation of Rights. Except as otherwise expressly provided in this Agreement, no license or other right shall be created or granted, by implication, estoppel or otherwise, under this Agreement. All licenses and rights are granted only as expressly provided in this Agreement. All rights not expressly granted by either Party to the other Party under this Agreement are reserved to such Party.

Article 11 Audit

11.1 Regular Audit. The CMO shall, in accordance with its applicable accounting standards, maintain complete, true and accurate books and records relating to the AB-106 Products hereunder (including, without limitation, records relating to the raw material costs, labor costs, etc.) for a period of at least [***] years or such longer period as required by Applicable Laws and in sufficient detail to enable the Client or any person designated by it to confirm that the Supply Price of the AB-106 Products (as adjusted pursuant to Article 5.2 of this Agreement) are accurate.

11.2 Compliance Audit. Upon [***] Business Days’ notice, the Client, its distributor(s), commercialization partner(s), or Third Party auditor designated by Client shall have the right to conduct a compliance audit of the CMO’s Facilities, at a frequency of no more than [***] per Calendar Year, for the purpose of monitoring and auditing the manufacturing activities of the AB-106 Products, to confirm whether the operations related to the manufacture and supply of the AB-106 Products are in compliance with the Applicable Laws, this Agreement and the Quality Agreement (a “Compliance Audit”). Subject to [***] Business Days’ notice to the CMO or at such other time agreed by CMO, such audit shall be conducted during the normal business hours of the CMO in a manner that will not unreasonably interfere with the business of the CMO. In the event that any such audit reveals any non-compliance with any Applicable Laws or this Agreement, the CMO shall immediately take remedial measures to fully rectify such non-compliance and upon completion of such remedial measures, promptly provide the Client with a written report and supporting documentation showing that such non-compliance has been adequately remedied. Notwithstanding the above agreement, the audit team entrusted or designated by the Client shall not include any team or team member that is in competition with the CMO’s main business, otherwise the CMO has the right to refuse to accept the audit.

11.3 Confidentiality Requirements. The Client, its distributor(s) or the Third Party auditor conducting such audit shall sign a confidentiality agreement with respect to any information audited, and the provisions of such confidentiality agreement shall be subject to the review and approval of the CMO and the Client and shall be at least as stringent as the obligation of confidentiality required under the confidentiality provisions of Article 9.

Article12 Insurance

12.1 The CMO shall purchase proper insurance, in accordance with industry practices and standards, with respect to all assets and activities (including, without limitation, the AB-106 Products, materials, premises, Facilities, technology and manufacturing activities) involved in the Contract Manufacturing Services provided in accordance with this Agreement, and maintain such insurance in effect at all times during the term of this Agreement and for at least [***] years thereafter. The insurance coverage shall include, without limitation: (a) comprehensive general liability insurance with limits of [***] per occurrence and [***] in the aggregate: and (b) product liability coverage with limits of [***] per occurrence and [***] in the aggregate.

12.2 The purchase of insurance by the CMO shall not be construed to limit in any way the CMO’s liability for damages or otherwise under this Agreement. Upon reasonable request of the Client, the CMO shall provide the Client with the proof of purchase of insurance and other necessary information relating to the insurance.

Article 13 Breach and Indemnity

13.1 Breach. In the event of any breach by either Party in the performance of its obligations hereunder, the non-breaching Party shall have the right to notify the breaching Party in writing requesting it to rectify the breach, and the breaching Party shall take remedial actions to rectify the breach within [***] days from the date of receipt of such notice. If the breach is not rectified by the breaching Party upon the expiration of the [***]-day period, or if such breach is not capable of being rectified within [***]-day period due to its nature, then such breach shall constitute a material breach, and the non-defaulting Party shall have the right to terminate this Agreement in accordance with Article 14.2 and [***]. Notwithstanding the foregoing, the Parties acknowledge that any breach by the CMO of Articles 2.2, 2.3, 2.5, 3.4.3, 7, 8 and 9 and of the Quality Agreement shall constitute a material breach.

13.2 Late Fee. If the Client fails to pay the CMO in full and on time any amount due and payable under this Agreement for more than [***] Business Days, the Client shall pay the CMO, for each day of delay, a late fee equal to [***] of the amount due and payable up to a maximum of [***] of the total price of the relevant PO.

13.3 Indemnity by the CMO. Without limiting any other liability for breach under this Agreement, the CMO hereby warrants and undertakes to indemnify, defend and hold harmless the Client and its Affiliates, successors, assigns and clients, and their respective directors, officers, shareholders, agents and employees, from and against all claims, liabilities, losses, damages and penalties (including, without limitation, reasonable attorneys’ fee and legal costs) relating to or arising out of the following (the “Losses”):

13.3.1 Any [***] of the CMO or its Affiliates, which in turn results in any regulatory liability, including, without limitation, penalties and other measures, on the part of the Client or the AB-106 Products; and

13.3.2 Any [***] by the CMO of this Agreement (including, without limitation, any [***] by the CMO of any of its representations, warranties and covenants under this Agreement).

13.4 Indemnity by the Client. Without limiting any other liability for [***] under this Agreement, the Client hereby warrants and undertakes to indemnify, defend and hold harmless the CMO and its Affiliates, successors, assigns and clients, and their respective directors, officers, shareholders, agents and employees, from and against all Losses arising out of any [***] by the Client of this Agreement (including, without limitation, any [***] by the Client of any of its representations, warranties and covenants under this Agreement).

Article 14 Term and Termination

14.1 Term. This Agreement, shall become effective as of the date on which this Agreement is duly executed by the Parties (the “Effective Date”). Unless early terminated pursuant to Article 14.2, this Agreement shall commence on the Effective Date and continue in effect for a period of five (5) years after the Effective Date (the “Initial Term”), and then automatically renew for additional consecutive three (3) year terms for multiple times (each a “Renewal Term”) unless either Party provides with the other Party a six (6) months’ prior written notice of its intent to have the Agreement expire at the end of the then current term (collectively, the “Term”).

14.2 Termination. This Agreement may be early terminated under the following circumstances:

14.2.1 This Agreement may be terminated upon mutual agreement between the Parties in writing;

14.2.2 If either Party commits a material breach of this Agreement, this Agreement may be immediately terminated by the other Party by giving a written notice;

14.2.3 If either Party becomes bankrupt or insolvent, enters into liquidation or dissolution proceedings, ceases to carry on its business, or is unable to pay its debts as they fall due, this Agreement may be immediately terminated by the other Party by giving a written notice;

14.2.4 If Force Majeure as defined in Article 15 occurs to either Party, this Agreement may be terminated by the other Party in accordance with Article 15; or

14.2.5 If a Regulatory Authority orders a cessation of all commercialization activities with respect to the AB-106 Products as it finds any adverse signal of risk to patients’ safety and such cessation continues for a period of more than [***] days (a “Commercialization Cessation Event”), and [***] days after the occurrence of the such Commercialization Cessation Event, [***] shall have the right to immediately terminate this Agreement by giving a written notice to the other Party.

14.3 Unilateral Termination Right of the Client.

14.3.1 If the CMO delays in delivering the AB-106 Products [***] days or more in accordance with the POs placed by the Client, the Client shall have the right to unilaterally terminate this Agreement immediately upon written notice to the CMO;

14.3.2 If the quality of the AB-106 Products delivered by the CMO fails to meet the requirements under this Agreement, the Quality Agreement or the Applicable Laws, the Client shall have the right to unilaterally terminate this Agreement upon [***] days’ prior written notice to the CMO; or

14.3.3 The Client shall have the right to terminate this Agreement and PO hereunder without cause upon thirty (30) days’ prior written notice to the CMO, provided that the termination by the Client in accordance with this Article 14.3 shall be conditioned upon that the Client has agreed to perform in accordance with the relevant provisions of Article 3.1.2 hereof.

14.4 POs.

14.4.1 The term of each PO shall commence on the date specified in such PO and terminate upon completion of performance of such PO. Neither termination nor expiration of a PO shall affect the validity of this Agreement or any other PO.

14.4.2 Except as provided in Article 14.4.3, a PO submitted by the Client prior to the termination of this Agreement shall survive such termination, and this Agreement shall remain in force only with respect to such PO until such PO has been properly performed.

14.4.3 A PO may be terminated under the following circumstances:

(i) If either Party, at the time of termination of this Agreement in accordance with Article 14.2, expressly notifies the other Party that any outstanding PO(s) will be terminated;

(ii) Either Party shall have the right to terminate a PO if the other Party commits a material breach of such PO, provided that such material breach is not capable of being rectified due to its nature or such breach is not rectified to the satisfaction of the terminating Party within [***] [***] days after receipt by the breaching Party of written notice of breach, and provided further that such material breach is not caused by the terminating Party or any of its Affiliates.

14.5 Consequences of Termination.

14.5.1 Upon termination of this Agreement for whatever reason:

(i) The Parties shall comply with the obligation of confidentiality and restrictions on use under Article 9 of this Agreement;

(ii) The AB-106 Products manufactured, and the relevant delivery documents, materials, packaging and inventory developed, by the CMO under this Agreement, regardless of whether their quality and requirements conform to this Agreement and the Schedules hereto and the quality requirements, upon the Client’s request and payment of the consideration in full and on time, shall be delivered by the CMO to the Client without being put into circulation in any form;

(iii) Nothing in this Agreement shall be construed as releasing either Party from any obligations that have become due prior to the date of termination. In particular, unless otherwise agreed by the Parties at that time, the POs placed by the Client and confirmed by the CMO prior to the termination of this Agreement shall remain effective and the relevant terms and conditions of this Agreement shall remain in force only with respect to such POs until such POs have been fully performed, and the amounts payable thereunder have been settled by the Parties;

(iv) In case of costs to be settled at the time of termination of this Agreement, the Parties shall settle such costs through friendly consultations, provided that no settlement under this Article shall limit or preclude the right of either Party to claim indemnification against the other Party.

14.5.2 If this Agreement is terminated early by the non-breaching Party pursuant to Article 14.2.2 or terminated by the Client pursuant to Article 14.3.1 or 14.3.2, the breaching Party shall be liable for breach in accordance with Article 13 or other applicable provisions concerning the liabilities for breach of this Agreement.

14.5.3 If this Agreement is terminated by either Party in accordance with Article 14.2.3, the Party that has suffered any Losses shall have the right to claim, as a creditor, the full amount of the Losses it has suffered as a result thereof.

14.5.4 If this Agreement is terminated in accordance with Article 14.2.1, 14.2.4 or 14.2.5, each Party shall have the right not to continue to perform its rights and obligations under this Agreement, provided that the rights and obligations already been performed shall remain unaffected.

14.6 Survival. The provisions which by their nature are intended to survive any termination or expiration of this Agreement (including, without limitation to, Articles 9, 10, 13, 14, 16, 17 and 18), shall survive such termination or expiration.

Article 15 Force Majeure

15.1 No delay in performance or failure to perform, in whole or in part, by either Party (the “Force Majeure Party”) as a direct result of an event of Force Majeure will be deemed to give rise to any liability to such Party under this Agreement or a right to terminate this Agreement. Force Majeure means an event beyond the reasonable control of the Force Majeure Party, including any act of God, act of the other Party, strike, lockout or other labor dispute not involving employees of the Force Majeure Party, war, riot, civil commotion, act of terrorism, sabotage, epidemic, quarantine, fire, flood, storm, natural catastrophe or compliance with any law or order, rule, regulation or directive of any Governmental Authority (whether or not subsequently deemed invalid or inapplicable) (collectively as “Force Majeure”). The Force Majeure Party shall, within [***] days of the occurrence of the event of Force Majeure, give the other Party a written notice, specifying the nature of the Force Majeure, its expected duration and any actions taken to avoid or minimize its effects. The scope and duration of the suspension of performance shall not exceed what is reasonably necessary, and the Force Majeure Party shall use Commercially Reasonable Efforts to remedy its failure to perform. If such failure to perform would, in the absence of an event of Force Majeure, constitute a material breach of this Agreement and continues for a period of [***] days from the date of its occurrence and the Parties fail to reach agree on an amendment within such period, the other Party shall have the right to terminate this Agreement immediately by giving a written notice to the Force Majeure Party.

Article 16 Notice

16.1 Unless otherwise provided in this Agreement, any notice, written communication, payment vouchers, or document to be given by either Party to the other Party shall be made in writing in accordance with this Article. In the event of a change of the notice information to either Party which may affect the performance of this Agreement, such Party shall notify the other Party in writing [***] Business Days prior to the change, otherwise, a notice given in accordance with this Article shall be deemed to have been effectively given. Each notice given or served in accordance with the foregoing shall be deemed to have been given or served: (i) when it is signed by the addressee if sent by courier service or delivered by hand; (ii) when it is transmitted to the above email address if sent by email; or (iii) on the [***] Business Day after posting if sent by registered mail with postage prepaid.

Nuvation Bio Inc.

Contact person: [***]

E-mail: [***]

Required Carbon Copy (cc) to E-mail: contracts@nuvationbio.com

Contact information [***]

Address: [***]

Asymchem Life Science (Tianjin) Co., Ltd.

Contact person: [***]

E-mail: [***]

Contact information: [***]

Address: [***]

Article 17 Governing Law and Dispute Resolution

17.1 Governing Law. The interpretation and construction of this Agreement and all POs hereunder shall be governed by the laws of the mainland China (for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and the Taiwan Region), without giving effect to choice of law principles that would require the application of the laws of other jurisdictions.

Dispute Resolution. Any dispute arising in the performance of, or in connection with, this Agreement and all POs hereunder, including any question regarding the existence, validity and termination hereof, shall be resolved through friendly negotiation. If a dispute cannot be resolved through negotiation within [***] days from the date of written notice of the dispute given by either Party to the other Party, either Party shall have the right to submit the dispute to [***] for binding arbitration in accordance with its rules in force at the time of the submission of the notice of arbitration in accordance with its rules. The seat of arbitration shall be [***]. The arbitration proceedings shall be conducted in [***]. The parties to the arbitration shall cooperate with each other by fully disclosing and authorizing complete access to all information and documents otherwise required in connection with the arbitration proceedings, in which case the disclosing party shall be bound only by any obligation of confidentiality binding on such Party. The award of the arbitration tribunal shall be deemed final and binding upon the parties to the arbitration, and the prevailing party may apply to a court of competent jurisdiction for enforcement of the award. Either Party to the dispute shall have the right to seek interim injunctive relief, if possible, from any court of competent jurisdiction when formation of the arbitral tribunal is pending.

Article 18 Miscellaneous

18.1 Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties. Neither Party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any purported assignment without such consent shall be null and void. Notwithstanding the foregoing, the Client shall have the right to assign this Agreement, with a prior notice to the CMO, to any of its Affiliates [***].

18.2 Amendment and Conflicts. Any provision of this Agreement may be amended, modified or supplemented only by a written instrument signed by the Parties. Such amendment, modification or supplement shall become effective only if made jointly by the Parties. In the event of any conflicts between this Agreement and the Framework Agreement, this Agreement shall prevail.

18.3 Independent Relationship. Each Party is and shall be deemed to be an independent contractor and not an agent or employee of the other Party for all purposes of this Agreement. Except as expressly provided in this Agreement or authorized in writing, neither Party shall have the right to make any statements, representations or commitments of any kind, or to take any action, binding upon the other Party.

18.4 Performance by Affiliates. Client may exercise its rights and perform its obligations and duties hereunder through one or more of its Affiliates, provided that Client shall remain liable hereunder for the performance of all its obligations hereunder.

18.5 Waiver. Any waiver by either Party of any of its rights, powers or privileges under this Agreement shall be in writing. No delay or omission by either Party in exercising any of its rights, powers or privileges under this Agreement shall operate as a waiver of such rights, powers or privileges, nor shall any single or partial exercise of any such rights, powers or privileges preclude any other or further exercise thereof or exercise of any other rights, powers or privileges. Furthermore, no waiver by either Party of any breach by the breaching Party shall be deemed to be a waiver of any subsequent breach.

18.6 Severability. Each of the provisions of this Agreement shall be deemed to be severable and enforceable separately. If one or more provisions of this Agreement become unenforceable, the enforceability of the remaining provisions shall not be affected. If one or more provisions of this Agreement become unenforceable, such provision or provisions shall be deemed to be deleted from this Agreement and the enforceability of the remaining provisions of this Agreement shall not be affected by such deletion.

18.7 Headings. Headings are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

18.7.1 Counterparts. This Agreement is made in Chinese in four (4) originals, with each Party holding two (2), in case there is any discrepancy between Chinese version and English version, Chinese version shall prevail.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have authorized their representatives to execute this Agreement.

Client

Nuvation Bio Inc.

By:______________________

Name:

Title:

Date:

IN WITNESS WHEREOF, the Parties have authorized their representatives to execute this Agreement.

CMO

Asymchem Life Science (Tianjin) Co., Ltd.(seal)

By：______________________

Name:

Title:

Date:

Schedule A

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Schedule to Contract Manufacturing Agreement

Schedule B
[Deleted]

Schedule to Contract Manufacturing Agreement

Schedule C

[***]

Schedule to Contract Manufacturing Agreement

Schedule D

[***]

Schedule to Contract Manufacturing Agreement

Schedule E

[***]

Schedule to Contract Manufacturing Agreement